Exhibit 99.1
OnePay and Synchrony to Launch New Industry-Leading Credit Card Program With
Walmart; Credit Card to Be Powered by Mastercard and Set to Go Live This Fall

Synchrony to become exclusive issuer of OnePay credit cards at Walmart, with the credit card experience embedded inside the OnePay app

The program will add credit cards to OnePay’s growing portfolio of financial services products, helping consumers save, spend, borrow, and grow their money — all in one place

NEW YORK & STAMFORD, Conn. June 9, 2025 — OnePay, a leading consumer fintech, and Synchrony (NYSE: SYF), a premier consumer financial services company, today announced a strategic partnership to exclusively power a new industry-leading credit card program with Walmart (NYSE: WMT). The credit card program is expected to launch this fall, with the experience embedded inside the OnePay app and powered by Mastercard’s global payments network, and will be made available to millions of Walmart customers and to consumers across the U.S.

OnePay, the consumer fintech backed by Walmart and Ribbit Capital, today serves millions of customers nationwide and offers a suite of banking, credit, and payments products — including cashback debit, high-yield savings, installment loans, a digital wallet, and domestic and international peer-to-peer payments. In partnering with Synchrony and Mastercard, OnePay will add credit cards to its growing portfolio as part of its vision to help people save, spend, borrow, and grow their money with a simplified way to holistically manage their financial lives.

As part of the program, OnePay and Synchrony will introduce both a general-purpose card, which will serve as the program’s signature card and be available to use anywhere Mastercard is accepted, and a private label card, which will be exclusively for Walmart purchases. The credit card functionality will be embedded inside the OnePay app, offering millions of Walmart’s U.S. customers a sleek, intuitive digital experience and the ability to access OnePay’s suite of financial services products.

“Our goal with this credit card program is to deliver an experience for consumers that’s transparent, rewarding, and easy to use,” said Omer Ismail, Chief Executive Officer, OnePay. “We’re excited to be partnering with Synchrony to launch a program at Walmart that checks each of those boxes and will help serve millions of people.”

Synchrony will leverage its deep lending expertise and innovative digital capabilities to deliver financial flexibility through a seamless experience. Following the initial launch and reserve costs, the program is expected to drive loyalty and sales at attractive risk-adjusted returns and be accretive to the company’s long-term financial performance.

“We are proud to be selected by OnePay to further our mission of helping people live better and build healthier financial futures with Walmart,” said Brian Doubles, President and Chief Executive Officer, Synchrony. “Together, we aim to drive even greater innovation and new credit experiences to better serve customers while driving long-term, high-quality growth.”

“Walmart is always seeking innovative ways to help customers save money and live better,” said John David Rainey, Executive Vice President and Chief Financial Officer, Walmart Inc. “Today’s announcement represents one more way we’re serving our customers the way they want to be served, providing an upgraded digital financial services experience with even greater choice and value.”

“Consumers today expect financial products that are simple, secure, and built around how they live and shop,” said Linda Kirkpatrick, President, Americas at Mastercard. “Our partnership with OnePay and Synchrony brings together deep retail expertise, trusted credit capabilities, and the scale, security, and reliability of Mastercard’s global payments network to deliver a seamless, rewarding experience for Walmart customers — whenever and wherever they choose to pay.”

About OnePay
OnePay is a leading consumer fintech on a mission to help people achieve financial progress. The company is backed by Walmart and Ribbit Capital and partners with other financial institutions to offer digital financial services that empower consumers to save, spend, borrow, and grow their money — all in one place. OnePay is a financial technology company, not a bank. Banking services are provided by Coastal Community Bank and Lead Bank, Members FDIC and loans through OneProgress Services LLC. OnePay debit and credit cards are issued by partner banks pursuant to licensing by MastercardⓇ International. To learn more about OnePay, please visit onepay.com.

About Synchrony
Synchrony (NYSE: SYF) is a leading consumer financing company at the heart of American commerce and opportunity. From health to home, auto to retail, our Synchrony products have been serving the needs of people and businesses for nearly 100 years. We provide responsible access to credit and banking products to support healthier financial lives for tens of millions of people, enabling them to access the things that matter to them. Additionally, through our innovative products and experiences, we support the growth and operations of some of the country’s most respected brands, as well as more than 400,000 small and midsize businesses and health and wellness providers that Americans rely on. Synchrony is proud to be ranked as the country’s #2 Best Company to Work For® by Fortune magazine and Great Place to Work®. For more information, visit www.synchrony.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “will,” “aim,” “expect,” or words of similar meaning. The forward-looking statements convey expectations related to the strategic partnership between Synchrony and OnePay, which are based on assumptions and subject to inherent uncertainties, risks and changes that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with Synchrony’s public filings, including under the heading “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed on February 7, 2025. Any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement, except as otherwise may be required by law.

Media Contacts:

Synchrony
Tyler Allen
Tyler.Allen@syf.com

OnePay
Koji Weiber
Koji.Weiber@onepay.com